UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

ANSWERS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

This filing consists of slides presented by Answers Corporation to Institutional Shareholder Services Inc. on March 17, 2011.

Additional Information and Where to Find It

Answers.com has filed with the Securities and Exchange Commission a definitive proxy statement and other relevant materials in connection with the merger referred to herein. The definitive proxy statement has been sent to the stockholders of Answers.com. Before making any voting decision with respect to the merger, stockholders are urged to read the proxy statement and the other relevant materials because they contain important information about the merger. The proxy statement and other relevant materials and any other documents filed by Answers.com with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or at Answers’ website at http://ir.answers.com/sec.cfm. In addition, stockholders may obtain free copies of the documents filed with the SEC by contacting The Blueshirt Group at (212) 551-1453.

Participants in the Solicitation

Answers.com and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Answers.com in connection with the merger. Information about the directors and executive officers of Answers.com is set forth in its proxy statement on Schedule 14A filed with the SEC on July 27, 2010 and Answers.com’s Annual Report on Form 10-K filed on March 17, 2011. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger is included in the definitive proxy statement filed by Answers.com with the SEC.

Answers Corporation Investor Presentation March 17, 2011

Important Information
Purpose
This presentation has been prepared in connection with the consideration of a proposal to be submitted to the stockholders of Answers
Corporation to adopt a merger agreement between Answers and AFCV Holdings LLC, in accordance with which Answers would be merged with a subsidiary of AFCV and become wholly-owned subsidiary of AFCV. It is not intended for any other purpose, including investment in the securities of Answers or any other person, and should not be used or relied upon for any such purpose. Stockholders are urged to read the definitive proxy statement in respect of the proposed merger and other documents filed by Answers with the
Securities and Exchange Commission, because they contain important information about Answers and the proposed merger transaction.
Safe Harbor Statement
Some of the statements included in this presentation are forward-looking statements within the meaning of the Private Securities
Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including, but not limited to, statements regarding future market opportunity and future financial performance. Important factors that may cause our actual results to differ materially, include, but are not limited to, our ability to maintain or improve monetization; our ability to maintain or improve traffic; a decision by Google or other search engines to block our pages from users' search results or otherwise adjust their algorithms ina manner detrimental to us; the possibility that the Google Services Agreement to which we are a party could be terminated; potential liability for content displayed on our website; potential claims that we are infringing the intellectual property rights of a third party; an increasingly competitive environment for our business; and other risk factors identified from time to time in our SEC filings. Any forward-
looking statements set forth in this document speak only as of the date of this document. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.

Agenda
Business Overview
Transaction Summary
Overview of Sale Process
Compelling Offer
Historical Stock Price Performance
Valuation Summary
Recommendation of the Board
Interests of Directors and Executive Officers

Agenda
Business Overview
Transaction Summary
Overview of Sale Process
Compelling Offer
Historical Stock Price Performance
Valuation Summary
Recommendation of the Board
Interests of Directors and Executive Officers

Transaction Summary
On February 2, 2011, Answers Corporation (“Answers.com” or the “Company”) entered into a merger agreement to be acquired by AFCV Holdings, LLC (“AFCV”), a portfolio company of growth equity investor Summit Partners.
Answers.com is being purchased by AFCV for a price of $10.50 in cash per share of common stock, or approximately $127 million (including the purchase of the Company’s Series A and Series B convertible preferred stock and the cash-out of outstanding warrants and in-the-money, vested or accelerated options).
The transaction will be funded using (i) senior loans from Wells Fargo totaling $50 million, (ii) subordinated debt financing from funds affiliated with Summit Partners totaling $50 million, (iii) cash of the Company expected to be on hand at the time of the merger, and (iv) other sources of cash available to AFCV.

Overview of Sale Process
In addition to engaging in discussions with AFCV in response to AFCV’s unsolicited expression of interest, Answers.com conducted a market check through its financial advisor UBS Securities LLC (“UBS”)
OnGoingDiscussionswithAFCV
• 3/12/10: AFCV delivers unsolicited expression of interest through its financial advisor
• 9/7/10: AFCV delivers a non-binding letter of intent with an offer in the range of $7.50–$8.25 per share
• 10/19/10: AFCV indicates that it is willing to raise its offer to $9.00 per share
• 11/14/10: AFCV raising offer to $10.25 per share in a revised non-binding letter of intent
• 2/1/11: AFCV raises offer to $10.50 per share
• 2/2/11: AFCV and Answers.com execute the merger agreement
MarketCheck
• Since January 2010, Answers discussed a possible acquisition of the Company with four entities: three private equity firms and a digital internet media company (that was subsequently contacted by UBS)
- None submitted an acquisition proposal
• In December 2010, at the direction of the Answers.com board of directors, UBS contacted ten potential strategic buyers to solicit interest in a potential transaction with Answers.com and made three presentations
- None of the parties submitted an acquisition proposal

$10.50 Per Share In Cash: A Compelling Offer
• Attractive Premium:
– 19.6% to closing stock price on the trading day prior to announcement
– 25.1% premium to trailing 30-day volume-weighted average closing price (“VWAP”)
– 34.0% premium to 90-day volume-weighted average closing price
• Attractive Multiple:
– 15.5x 2010E Adjusted EBITDA1
– 10.8x 2011E Adjusted EBITDA1
• Within range of fairness based on various valuation methodologies:
– Trading comparables
– Precedent transactions
Note:
1 Adjusted EBITDA is defined as GAAP net income before interest, income taxes, depreciation and amortization, gain (loss) resulting from fair value adjustments of the warrants issued to affiliates of Redpoint, costs relating to the consideration, negotiation and consummation of the proposed change of control transaction with AFCV and stock-based compensation

Historical Stock Price Performance

Indexed to Answers.com’s Stock Price ($)

11.00

10.00
0
200
400
600
800
1,000
1,200 12.7%
10.4%
Volume (000s)
August 9th, 2010:
Announced 2Q10
Earnings November 8th, 2010:
Announced 3Q10
Earnings
beneficial
ownership of >5%
of common stock
Announced 1Q10
Earnings
$10.50 Offer Price
January 12th, 1
2011: 13G filed Reference Date:
May 3rd, 2010: stating Osmium’s 2/01/2011
9.00
8.00
7.00
6.00
5.00
4.00
3/10 4/10 5/10 6/10 7/10 8/10 9/10 10/10 11/10 12/10 1/11 2/11 3/11
ANSW Volume ANSW S&P 500
Share Price Offer Price as Share Price Offer Price as
($) a Premium to (%) ($) a Premium to (%)
02/01/11 8.78 19.6 LTM VWAP2 7.10 47.8
30 Day VWAP2 8.44 25.1 52-Week High2 9.75 7.7
90 Day VWAP2 7.90 34.0 52-Week Low2 4.50 133.3

Source: Bloomberg, FactSet, as of 03/14/11
Notes:
1 “Reference Date” refers to the day prior to the signing of the merger agreement\
2 As of 02/01/2011

Valuation Summary

	02/01/2011 Close	Transaction Price
Share Price ($)	$8.78	$10.50
Fully Diluted Shares Outstanding (mm)	11.8	12.1
Equity Value ($mm)	**103.4**	**126.9**
Less: Cash and Marketable Securities ($mm)[1]	(26.0)	(26.0)
Plus: Debt ($mm)[1]	0.0	0.0
Implied Enterprise Value ($mm)	**77.4**	**100.9**

	Metrics ($mm)	Valuation Multiples (x)		Trading Comparables Multiples (x)[2]		Precedent Transactions Multiples (x)[3]	
				Mean	**Median**	**Mean**	**Median**
Enterprise Value / Revenue (x)							
LTM EV / Revenue (x)	21.2	3.6	4.8	2.3	2.0	4.1	4.0
2010E EV / Revenue (x)	21.5	3.6	4.7	2.2	1.9	3.2	3.0
2011E EV / Revenue (x)	26.7	2.9	3.8	2.0	1.7		
Enterprise Value / EBITDA (x)							
LTM EV / EBITDA (x)[4,5]	5.3	14.5	18.9	8.9	7.5	15.5	14.8
2010E EV / EBITDA (x)[5]	5.4	14.3	18.7	8.7	7.4	10.4	10.3
2011E EV / EBITDA (x)[5]	8.4	9.3	12.1	8.0	7.2		
Enterprise Value / Adj. EBITDA (x)							
LTM EV / Adj. EBITDA (x)[4,6]	6.6	11.8	15.3	9.1	6.3	13.4	13.2
2010E EV / Adj. EBITDA (x)[6]	6.5	11.9	15.5	9.0	5.9	9.4	9.3
2011E EV / Adj. EBITDA (x)[6]	9.3	8.3	10.8	7.3	6.4		

Source: Company filings, Company management, FactSet, Bloomberg, Agreement and Plan of Merger, as of 02/01/2011

Notes

1 Answers.com balance sheet as of 12/31/10

2 Trading comparables include: AOL, Google, IAC, InfoSpace, Local.com, Marchex, QuinStreet, ValueClick and Yahoo

3 Precedent transactions include: Internet Brands / Hellman & Friedman, Health Grades / Vestar Capital Partners, CreditCards.com / Bankrate, NetQuote / Bankrate, Bankrate / Apax Partners, Greenfield / Microsoft, Daily Candy / Comcast, Adify / Cox, InsureMe / Bankrate; mean and median multiples based on four of these transactions for which data were available

4 LTM as of 3Q10

5 EBITDA includes stock based compensation expense

6 Adj. EBITDA excludes stock based compensation expense

Answers.com

8

Recommendation of the Board
The Board has unanimously determined that the merger is advisable, fair to, and in the best interests of Answers.com and its stockholders
Among other things, the Board considered the following factors:
• The merger price represents a 19.6% premium over prior close, 25.1% premium over VWAP for the thirty trading days ending on February 1, 2011, and 34% premium over Answers.com’ VWAP for the 90 trading days ending on February 1, 2011.
• The consideration to be paid in the merger is in the form of cash which provides certainty of value and immediate liquidity to Answers.com shareholders.
• The market for Answers.com common stock is highly volatile and the stock could come under substantial pressure if the market experienced a downturn.
• The trading market for the Company’s stock is highly illiquid and Answers.com has failed to attract analyst coverage.
• Answers.com is dependent on search engines for approximately 90% of its traffic, but Answers.com has no control over the algorithms used by those search engines.
• Answers.com earned approximately 75% of its revenues from Google Adsense during 2010, and it is expected to continue to be a significant source of revenue for Answers.com in the future, but Answers.com has no control over the algorithms used by Google to place ads on Answers.com’s website.
• Answers.com’s monetization, measured in terms of RPM has been declining since the beginning of 2009.
• To remain competitive and to grow its business, Answers.com is required to undertake numerous initiatives, which require the Company to incur significant costs and have substantial execution risk, but which may not lead to increased traffic or revenues.
• Answers.com is facing increased competition in the Q&A space from newer sites, some of which have superior content.
• In the future Answers.com could face crippling competition from industry giants such as Google and Facebook, who are beginning to enter the Q&A space.

Recommendation of the Board
The Board has unanimously determined that the merger is advisable, fair to, and in the best interests of Answers.com and its stockholders
• The transaction has limited execution risk.
– The merger is not subject to a financing condition, and Wells Fargo and the Summit lenders have both provided financing commitments to AFCV.
– Under the merger agreement, if the merger is not consummated because AFCV fails to obtain its financing under specified circumstances,
AFCV will be required to pay Answers.com a $7.6 million reverse termination fee, without Answers.com being required to establish any damages.
– The required regulatory and third party consents for the merger either have been obtained, or the Company is confident that they will be obtained.
• UBS contacted certain parties to solicit interest in a potential transaction with Answers.com, none of which contacts resulted in an acquisition proposal.
• The merger agreement permits the Answers.com board of directors to engage in negotiations or discussions with a third party that has made an unsolicited acquisition proposal that the Answers.com board has determined is likely to lead to a superior proposal.
• Under the merger agreement, Answers.com has the ability to terminate the merger agreement, upon payment to AFCV of a terminationfee, to enter into a transaction agreement with respect to a superior proposal.
• Appraisal rights are available to stockholders who comply with applicable procedures under Delaware law.

Interests of Directors and Executive Officers
The directors and executive officers of the Company are not participating in the acquisition of the Company by AFCV, although they have interests in the merger that include the following:
• Directors
– Indemnification rights and insurance coverage.
– Acceleration and cash out of unvested options of non-employee directors.
• Executive Officers
– Indemnification rights and insurance coverage.
– Acceleration and cash-out of 50% of unvested options.
– Immediate vesting of remaining unvested options upon termination within 12 months following the merger.
– An additional one month’s advance notice on termination within 12 months following the merger.
– Special change of control bonuses upon consummation of the merger totaling $240,000 in the aggregate for all five executive officers.
• Directors representing Redpoint Ventures, whose affiliated funds are the Company’s largest stockholder
– Acquisition in the merger of the Series A and Series B convertible preferred stock held by the Redpoint funds, in accordance with their terms..
– Cash-out in the merger of warrants held by the Redpoint funds, in accordance with their terms.